THE PERKIN-ELMER CORPORATION

                          SUPPLEMENTAL RETIREMENT PLAN















                                    Effective Date:             August 1, 1979
                                    Amended:                    August 1, 1985
                                                                May 21, 1987
                                                                August 1, 1988
                                                                August 1, 1991
                                                                July 1, 1995


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                          THE PERKIN-ELMER CORPORATION

                          SUPPLEMENTAL RETIREMENT PLAN


        1. Purpose. This Supplemental Retirement Plan (hereinafter referred to as the "Plan") is intended to provide covered employees with supplemental retirement benefits from The Perkin-Elmer Corporation (the "Corporation") in recognition of the additional compensation actually received by such employees under the terms of the Corporation's Contingent Compensation Plan for Key Employees and the Incentive Compensation Plan which payments are not included as compensation for benefit purposes under The Employee Pension Plan of The Perkin-Elmer Corporation. This Plan is unfunded, noncontributory and is not qualified under the provisions of the Internal Revenue Code of 1954, as amended.

        2. Participants. All key employees of the Corporation or one of its United States subsidiaries selected for participation in the Contingent Compensation Plan for Key Employees or the Incentive Compensation Plan are automatically Participants in the Plan. A key employee who has become a Participant under this Plan shall continue to be considered a Participant, for purposes of this Plan only, so long as the key employee has a right to a benefit under this Plan.

        3.  Definitions.

        (a) "Compensation" shall mean payments accrued for a current Fiscal Year and paid in the subsequent Fiscal Year from the Contingent Compensation Plan and the Incentive Compensation Plan. Payments accrued as of the last day of the Fiscal Year will count as Compensation if a Participant retires on the last day of the Fiscal Year but prior to receipt of such payment.

        (b) "Final Average Compensation" shall mean the Participant's average Compensation received during the three (3) consecutive Fiscal Years out of the ten (10) Fiscal Years prior to and including a Participant's termination of employment which produce the highest average. Rules governing Final Average Compensation are as follows:

            (i) Only Fiscal Years commencing after June 30, 1995 shall be counted.




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            (ii)   Fiscal Years while a Participant during which Compensation is not awarded from the Contingent Compensation Plan and Incentive Compensation shall count as zero for purposes of Compensation and as a Fiscal Year for purposes of averaging.

            (iii) If a Participant has less than three (3) Fiscal Years Compensation after June 30, 1995, Final Average Compensation shall mean the average of the Compensation received in all Fiscal Years after June 30, 1995 divided by the number of Fiscal Years during which Compensation was accrued unless a Participant meets (ii) above. In which instance, the Participant will have a zero for purposes of Compensation for that Fiscal Year, but a year for purposes of averaging.

        (c) "Fiscal Year" shall mean the period commencing July 1 of each year and ending on the following June 30.

        (d) "Pre-July 1, 1995, Accrued Benefit" shall mean the Participant's Accrued Annual Retirement Benefit under the terms of the Plan as of June 30, 1995 and shall include the accrual for Compensation for the Fiscal Year ending June 30, 1995.

        (e) "Years of Service" shall mean continuous service measured from the later of July 1, 1995 or the date a Participant first participates in the Plan until the first day of the month coincident with or next following the Participant's termination of employment. Months of service while not a Participant in the Contingent Compensation Plan or the Incentive Compensation Plan which occur after initial participation in this Plan will not count as continuous service.


        4. Accrued Annual Retirement Benefit. A Participant's Accrued Annual Retirement Benefit payable at age sixty-five (65) in the form of a life annuity shall be the sum of (a) and (b) where:

        (a) The Participant's pre-July 1, 1995 Accrued Benefit; and

        (b) The product of (i) times (ii) where:

            (i) one and one-half percent (1.5%) of the Participant's Final Average Compensation; and


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            (ii)   Years of Service.

        5. Payment of Benefits. A Participant's accrued annual retirement benefit will be paid as follows:

        (a) Monthly payments upon retirement at or after the Participant's Normal Retirement Date under the terms of The Employee Pension Plan of The Perkin-Elmer Corporation, adjusted in accordance with the optional form of retirement benefit elected by the Participant under that Pension Plan.

        (b) Reduced monthly payments upon early retirement, calculated pursuant to terms of The Employee Pension Plan of The Perkin-Elmer Corporation, adjusted in accordance with the optional form of retirement benefit elected by the Participant under the Pension Plan.

        (c) Reduced monthly payments upon commencement of a deferred vested pension under the terms of The Employee Pension Plan of The Perkin-Elmer Corporation, adjusted in accordance with the optional form of retirement benefit elected by the Participant under the Pension Plan.

        (d) Upon disability retirement of the Participant under the terms of The Employee Pension Plan of The Perkin-Elmer Corporation, with benefits commencing at the same time and under the same terms as applicable under that Pension Plan.

        (e) Upon the death of the Participant prior to retirement and on or after attainment of eligibility for early retirement under The Employee Pension Plan of The Perkin-Elmer Corporation, the surviving spouse, if any, will receive a monthly benefit under the same terms as are applicable under the Pension Plan.

        (f) Upon the death of the Participant prior to retirement and prior to attainment of eligibility for early retirement under The Employee Pension Plan of The Perkin-Elmer Corporation, the surviving spouse, if any, will be entitled to a Surviving Spouse Death Benefit of 50% of the Participant's Deferred Vested pension under the Plan in



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            accordance with the applicable provisions of The Employee Pension
            Plan of The Perkin-Elmer Corporation.

        (g) Anything in the Plan to the contrary notwithstanding, in the event the monthly pension payable under this Plan to any Participant or any Contingent Annuitant has a lump sum value less than or equal to the sum stated in The Employee Pension Plan of The Perkin-Elmer Corporation, the Committee may, but shall not be required to, direct that the benefits be payable in one lump sum amount.

            The factors used to determine the lump sum value of a benefit shall be the same factors as applicable under that Pension Plan.

        (h) A Participant who does not become entitled to benefits in accordance with sub-paragraphs (a) through (g) above will receive no benefits under this Plan.

        6. Financing of Benefits. No separate trust, escrow account or any other similar funding arrangement will be established to prefund the benefits provided under this Plan. Payment of benefits under this Plan will be a general obligation of the Corporation payable from the general funds of the Corporation.

        7. Amendment or Termination. The Board of Directors of the Corporation is authorized to amend or modify this Plan, or to suspend or terminate the Plan in whole or in part, at any time in its sole discretion. The rights of all Participants in this Plan shall be subject to the provisions of this Plan as such Plan shall exist at any given time. Notwithstanding the foregoing, accrued benefits under this Plan shall not be forfeitable.

        8.  Effective Date.  This Plan shall become effective on August 1, 1979.

        9. Miscellaneous Provisions. This Plan shall be administered by the Pension Plan Committee of the Corporation (hereinafter referred to as the "Committee"), appointed in accordance with the provisions of The Employee Pension Plan of The Perkin-Elmer Corporation. In the administration of this Plan the following considerations shall be applicable:

        (a) Except as expressly provided herein, this Plan will be administered by the Committee in a manner consistent with the provisions of the Contingent


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                Compensation Plan for Key Employees, the Incentive Compensation
                Plan and The Employee Pension Plan of The Perkin-Elmer Corporation.

        (b) No benefit payable under this Plan shall be subject in any manner whatsoever to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge.

        (c) This Plan shall not be deemed to constitute a contract of employment between the Corporation and any Participant for any purpose whatsoever.

        (d) All former Participants in the Contingent Compensation Plan for Key Employees who have since retired directly from the employment of the Corporation, and who are alive on the effective date of this Plan, shall be treated as Participants in this Plan. Such former Participants shall be entitled to a benefit under this Plan computed as set forth above, with payments commencing on the first day of the month following the effective date of this Plan.

        10. Applicable Law. This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of New York.

        11. Payment in the event of Change in Control. Notwithstanding any other provision of this Plan, if, within three years of a Change in Control, the employment of a Participant is terminated by the Participant for Good Reason or by the Corporation without Cause, then the Participant will be entitled to payment of his accrued annual retirement benefit commencing on or after the date the Participant attains age 55. The Participant may elect, by written notice to the Committee at least 30 days in advance, the date on which this benefit commences and the form of payment of such benefit, which may be any optional form of benefit permitted under The Employee Pension Plan of The Perkin-Elmer Corporation. If a Participant's annual retirement benefit commences prior to what would have been his Normal Retirement Date under the Pension Plan or is paid in a form other than an annuity for his life only, the amount of such benefit shall be adjusted in accordance with the adjustments under the Pension Plan. If the Pension Plan is not in effect on the date benefit payments commence hereunder, all references in this Section to the Pension Plan shall be understood to refer to the terms and conditions of the Pension Plan immediately prior to the date it is terminated.



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        For purposes of this Section:

        (a) A "Change in Control: shall have occurred if (i) any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934 becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the Corporation's Common Stock, (ii) any "person" acquires by proxy or otherwise, other than pursuant to solicitations by the Incumbent Board (as hereinafter defined), the right to vote more than 35% of the Corporation's Common Stock for the election of directors, for any merger or consolidation of the Corporation or for any other manner or question, (iii) during any two-year period, individuals who constitute the Board of Directors of the Corporation (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause (iii) considered as though such person were a member of the Incumbent Board, or (iv) the approval by the Corporation's stockholders of the sale of all or substantially all of the assets of the Corporation.

        (b) Termination by the Corporation of the employment of a Participant for "Cause" shall mean termination upon (i) the willful and continued failure by the Participant to perform substantially his duties with the Corporation (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the Chairman of the Board or President of the Corporation which specifically identifies the manner in which such executive believes that the Participant has not substantially performed his duties, of
(ii) the willful engaging by the Participant in illegal conduct which is materially and demonstrably injurious to the Corporation.

For purposes of this subparagraph (b), no act, or failure to act, on the part of the Participant shall be considered "willful" unless done, or omitted to be done, by such Participant in bad faith and without reasonable belief that the Participant's action or omission was in, or not opposed to, the best interests of the Corporation. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to such Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to such Participant and an opportunity for him, together with his

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counsel, to be heard before the Board), finding that in the good faith opinion of the Board such Participant was guilty of the conduct set forth above in (i) or (ii) of this subparagraph (b) and specifying the particulars thereof in detail.

        (c) Termination by the Participant of employment for "Good Reason" shall mean termination based on:

        (i) an adverse change in the status of the Participant (other than any such change primarily attributable to the fact that the Corporation may no longer be publicly owned) or position(s) as an officer of the Corporation as in effect immediately prior to the Change in Control, or the assignment to the Participant of any duties or responsibilities which, in his reasonable judgement, are inconsistent with such status position(s), or any removal of the Participant from or any failure to reappoint or reelect him to such position(s) (except in connection with the termination of the Participant's employment for Cause, total disability or retirement on or after attaining age 65 or as a result of death or by the Participant other than for Good Reason);

        (ii) a reduction by the Corporation in the Participant's base salary as in effect immediately prior to the Change in Control;

        (iii) a material reduction in the Participant's total annual compensation; a reduction for any year of over 10% of total compensation measured by the preceding year without a substantially similar reduction to other executives shall be considered "material"; provided, however, the failure of the Corporation to adopt or renew a stock option plan or to grant stock options to the Participant shall not be considered a reduction; and

        (iv) the Corporation's requiring the Participant to be based more than fifty miles from the site to which he regularly reported for work prior to the Change in Control, except for required travel on the Corporation's business to an extent substantially consistent with the business travel obligations which he undertook on behalf of the Corporation prior to the Change in Control.



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                                  AMENDMENT TO
                          THE PERKIN-ELMER CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN


WHEREAS, The Perkin-Elmer Corporation ("Company") last amended and restated The Perkin-Elmer Corporation Supplemental Retirement Plan (the "Plan") effective as of July 1, 1995; and

WHEREAS, the Board of Directors of the Company pursuant to Section 7 may amend the plan from time to time; and

WHEREAS, it has been determined that certain amendments are required at this time.

NOW, THEREFORE, the Plan be amended effective October 1, 1996 as follows:

1. Section 3(a) of the Plan is amended by adding a new sentence which shall appear as the second sentence and shall now read as follows:

      "Compensation shall include any amounts of Incentive Compensation or Contingent Compensation which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee because it is made to a deferred compensation plan sponsored by the Company."